QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related Prospectus of Iteris Holdings, Inc. for the registration of 4,533,332 shares of its Class A common stock and to the use of our report dated June 3, 2003, except for Note 1—discontinued operation of MAXxess, as to which the date is February 2, 2004, with respect to the consolidated financial statements of Iteris Holdings, Inc.

/s/ ERNST & YOUNG LLP

Orange County, California
February 12, 2004

QuickLinks

  Exhibit 23.1
Consent of Independent Auditors